UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) August 17, 2004

Aphton Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-19122	95-3640931
(Commission File Number)	(IRS Employer Identification No.)

80 S.W. 8th Street, Miami, Florida	33130
(Address of Principal Executive Offices)	(Zip Code)

(305) 374-7338

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On August 18, 2004, we announced the appointment of James F. Smith, CPA as Senior Vice President and Chief Financial Officer effective as of August 17, 2004. Mr. Smith will report directly to Patrick Mooney, M.D., our President and Chief Executive Officer. Mr. Smith was appointed to our Board of Directors in January 2004 as an independent director and also served as the Chairman of the Audit Committee and a member of the Compensation Committee. Concurrent with his appointment as Senior Vice President and Chief Financial Officer, Mr. Smith resigned from the Board.

Mr. Smith, 54, served as Vice President and Global Controller of Ansell Ltd., a healthcare solutions provider from September 2001 through May 2004. From July 2000 through January 2001, Mr. Smith served as Vice President, Global Finance of the Agricultural Chemicals Group of BASF, a pharmaceutical and biotechnology company. From April 1997 through July 2000, Mr. Smith served as Vice President, Global Finance of the Agricultural Chemicals Group of Wyeth, a pharmaceutical and biotechnology company. Mr. Smith is a certified public accountant and worked for PricewaterhouseCoopers for almost eight years, including as a Manager responsible for managing audit engagements for public companies.

We have entered into an employment agreement with Mr. Smith, under which Mr. Smith is an at will employee of the company, and may be terminated by us at any time for any lawful reason. Under his employment agreement, Mr. Smith is entitled to receive a one-time signing bonus of $25,000, a minimum annual base salary of $240,000 and is eligible to receive an annual bonus based on achievement of performance targets, measurements and other criteria as shall be established each year by the Compensation Committee. Additionally, under his employment agreement Mr. Smith was granted options to purchase 150,000 shares of our common stock. In the event Mr. Smith is terminated without cause or Mr. Smith terminates his agreement for good reason, and such termination occurs within thirteen (13) months after a change in control (as defined in the agreement), Mr. Smith shall receive a cash lump sum in an amount equal to: (i) (A) two (2) times his then current base salary (if the change in control occurred prior to the accrual of a bonus to Mr. Smith for fiscal year 2004) or (B) one and one-half (1.5) times the sum of his then current base salary plus the mean bonus paid with respect to the prior three fiscal years (if the change in control occurred after the accrual of his bonus for fiscal year 2004) plus (ii) additional accrued amounts and our share of medical premiums for a certain period of time. The agreement also provides for noncompetition, nonsolicitation and nondisclosure covenants.

Concurrently with Mr. Smith’s appointment, Frederick Jacobs, who had served as our CFO, assumed the position of Vice President, Director of Global Finance, reporting directly to Mr. Smith.

Item 9.01 Financial Statements and Exhibits

(c)	Exhibits

Number	Description
99.1	Press release dated August 18, 2004.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

August 25, 2004	APHTON CORPORATION

/s/ James F. Smith
James F. Smith
Senior Vice President and Chief Financial Officer

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EXHIBIT INDEX

Number	Description
99.1	Press release dated August 18, 2004.

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